                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           3CI COMPLETE COMPLIANCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         NOT APPLICABLE
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         NOT APPLICABLE
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         NOT APPLICABLE
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         NOT APPLICABLE
         -----------------------------------------------------------------------
     (5) Total fee paid:
         NOT APPLICABLE
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         NOT APPLICABLE
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         NOT APPLICABLE
         -----------------------------------------------------------------------
     (3) Filing Party:
         NOT APPLICABLE
         -----------------------------------------------------------------------
     (4) Date Filed:
         NOT APPLICABLE
         -----------------------------------------------------------------------

                      3CI COMPLETE COMPLIANCE CORPORATION
                           910 PIERREMONT, SUITE 312
                          SHREVEPORT, LOUISIANA 71106
                                 (318) 869-0440

                            ------------------------

                                                                  March 30, 1999

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of 3CI Complete Compliance Corporation (the "Company") to be held at the Atlanta Airport Marriott, 4711 Best Road, College Park, Georgia, at 1:00 p.m. on Tuesday, April 27, 1999, in the Tennessee Room.

    Matters to be considered and acted upon by the stockholders include the election of six directors and such other matters as may properly come before the meeting. These matters and the procedures for voting your shares are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.

    The Directors urge each stockholder, whether or not intending to attend the meeting in person, to execute the enclosed proxy and return it in the enclosed envelope. Returning a proxy will not prevent a stockholder from voting in person at the meeting.

                                          Sincerely,

                                                   [LOGO]

                                          Jack W. Schuler

                                          CHAIRMAN OF THE BOARD

                      3CI COMPLETE COMPLIANCE CORPORATION

                           910 PIERREMONT, SUITE 312
                          SHREVEPORT, LOUISIANA 71106
                                 (318) 869-0440

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 1999

                            ------------------------

    Notice is hereby given that the annual meeting of stockholders of 3CI Complete Compliance Corporation, a Delaware corporation (the "Company"), will be held at 1:00 p.m., Shreveport, Louisiana time, on Tuesday, April 27, 1999, at the Atlanta Airport Marriott, 4711 Best Road, College Park, Georgia, in the Tennessee Room.

    1.  To elect a Board of six Directors to serve for the ensuing year; and

    2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 26, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only those stockholders of record on that date will be entitled to notice of and to vote at the meeting.

    A complete list of the stockholders entitled to vote at the meeting will be open for inspection at the Company's offices during normal business hours by any holder of Common Stock, for any purpose germane to the meeting, for a period of ten days before the meeting.

    Your participation in the Company's affairs is important. To insure your representation, whether or not you expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage prepaid envelope that has been provided for your convenience. Stockholders who attend the meeting may revoke their proxies and vote in person if they so desire.

                                          By Order of the Board of Directors

                                                      [LOGO]

                                          Curtis W. Crane

                                          SECRETARY

March 30, 1999

                      3CI COMPLETE COMPLIANCE CORPORATION
                           910 PIERREMONT, SUITE 312
                          SHREVEPORT, LOUISIANA 71106
                                 (318) 869-0440

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 1999

                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of 3CI Complete Compliance Corporation (the "Company") for use at the Company's annual meeting of stockholders to be held at the Atlanta Airport Marriott Hotel, 4711 Best Road, College Park, Georgia, at 1:00 p.m. on Tuesday, April 27, 1999, in the Tennessee Room, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to the Company's stockholders on or about March 30, 1999.

    The Company will bear all costs of solicitation of proxies. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

REVOCABILITY OF PROXIES

    Any stockholder giving a proxy has the power to revoke it at any time before it is exercised, by delivering to the Secretary of the Company at its principal executive officers located at 910 Pierremont, Suite 312, Shreveport, Louisiana 71106, a written notice of revocation or another duly executed proxy bearing a later date. A stockholder also may revoke his or her proxy by attending the meeting and voting in person. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

RECORD DATE, VOTING AND SHARE OWNERSHIP

    Only holders of record of common stock, par value $.01 per share (the "Common Stock"), of the Company at the close of business on March 26, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournments thereof. Each share of Common Stock is entitled to one vote. On the Record Date, there were outstanding and entitled to vote 9,197,325 shares of Common Stock.

    The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the meeting. A proxy, if received in time for voting and not revoked, will be voted at the meeting in accordance with the instructions contained therein. Where a choice is not so specified, the shares represented by the proxy will be voted "for" the election of the nominees for Directors listed herein. A stockholder marking the proxy "Abstain" will not be counted as voting in favor of or against the particular proposals from which the stockholder has elected to abstain.

    Votes cast at the meeting will be tabulated by a duly appointed inspector of election. The inspector will treat shares represented by a properly signed and returned proxy as present at the meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector will treat shares represented by "broker non-votes" as present for purposes of determining a quorum, although such shares will not be voted on any matter for which the record holder of such shares lacks authority to act. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners of persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity; and (iii) the record holder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter.

CHANGE IN CONTROL

    On September 30, 1998, Stericycle, Inc., a Delaware corporation ("Stericycle") acquired a 100% of the common stock of Waste Systems, Inc. ("WSI") for $10 million, in a transaction that was financed by LaSalle National Bank of Chicago, Illinois (the "Transaction"). As a result of Transaction, WSI became a wholly-owned subsidiary of Stericycle. As of the date hereof, WSI owns 5,104,448 shares, or 55.5%, of the Company's Common Stock, and 100% of the Company's outstanding preferred stock.

    Pursuant to the Transaction, three Directors that were affiliated with the former owner of WSI resigned effective September 30, 1998. A fourth Director resigned for personal reasons effective September 30, 1998. Simultaneously with the closing of the Transaction, WSI, acting as the majority stockholder, increased the size of the Board of Directors to seven members and filled four vacancies by electing four new directors.

                             ELECTION OF DIRECTORS

NOMINEES

    At the meeting, six nominees are to be elected to the Company's Board of Directors, each Director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Unless your proxy specifies otherwise or withholds authority to vote for one or more nominees named thereon and described below, the shares represented by your proxy will be voted for the election of these six nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable.

    Certain information with respect to the nominees is set forth below:

                                                                                                             COMMON STOCK
                                                                                                        BENEFICIALLY OWNED(1)
                                                                                                       ------------------------
                                                                                           DIRECTOR                PERCENT OF
NAME                                                       POSITION              AGE         SINCE      SHARES      CLASS (2)
-------------------------------------------------  ------------------------      ---      -----------  ---------  -------------
Jack W. Schuler..................................  Chairman of the Board             57         1998          --            *
Charles D. Crochet...............................  Director, President               40         1994     145,987         1.57%
Mark C. Miller...................................  Director                          43         1998          --            *
Frank J.M. ten Brink (3).........................  Director                          42         1998          --            *
Anthony J. Tomasello (4).........................  Director                          52         1998          --            *
David J. Schoonmaker(3)(4).......................  Director                          54         1998      10,000            *

------------------------------

*   Less than one percent.

(1) Includes all shares with respect to which each person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or direct voting of such shares, or to dispose or direct the disposition of such shares.

(2) Based on 9,197,325 shares of Common Stock outstanding at March 26, 1999, plus for each beneficial owner, those number of shares underlying currently exercisable options or warrants held by such Director.

(3) Member of Audit Committee.

(4) Member of Compensation Committee.

    JACK W. SCHULER has served as a Director since October 1998. Mr. Schuler has served as Chairman of the Board of Directors of Stericycle since January 1990. From January 1987 to August 1989, Mr. Schuler served as President and Chief Operating Officer of Abbott Laboratories, where he served as a Director from April 1985 to August 1989. Mr Schuler serves as Chairman of the Board of Directors of Ventana Medical Systems, Inc., and as a Director of Chiron Corporation and Medtronic, Inc. He is a co-founder of Crabtree Partners LLC, a private investment firm formed in June 1995. Mr. Schuler received a B.S. in mechanical engineering from Tufts University and an M.B.A. from the Stanford University Graduate School of Business Administration.

    CHARLES D. CROCHET has served as President and a Director of the Company since February 1994. Mr. Crochet founded and served as President of a predecessor of the Company and has worked in the medical waste business since 1988. Before 1988, Mr. Crochet was employed for over ten years in senior positions with two national public companies engaged in the business of hazardous waste management. Mr. Crochet received a B.S./B.A. in business management from the University of Southwestern Louisiana.

    MARK C. MILLER has served as a Director since October 1998. Mr. Miller has served as Stericycle's President and Chief Executive Officer and a Director since May 1992. From May 1989 until he joined Stericycle, Mr. Miller served as Vice President for Pacific Asia and Africa in the International Division of Abbott Laboratories, which he joined in 1976, and where he held several management and marketing positions. He is a Director of Affiliated Research Centers, Inc., which provides clinical research for pharmaceutical companies, and is a Director of Lake Forest Hospital. Mr. Miller received a B.S. in computer science from Purdue University.

    FRANK J.M. TEN BRINK has served as a Director since October 1998. Mr. ten Brink has served as Stericycle's Vice President, Finance and Chief Financial Officer since June 1997. From 1991 until 1996, he served as Chief Financial Officer of Hexacomb Corporation, and from 1996 until joining Stericycle, he served as Chief Financial Officer of Telular Corporation. Before 1991, Mr. ten Brink held various financial management positions with Interlake Corporation and Continental Bank of Illinois. He received a B.B.A. in international business and an M.B.A. in finance from the University of Oregon.

    ANTHONY J. TOMASELLO has served as a Director since October 1998. Mr. Tomasello has served as Stericycle's Vice President, Operations, since August 1990. For eight years before joining Stericycle, Mr. Tomasello was President and Chief Operating Officer of Pi Enterprises and Orbital Systems, companies providing process and automation services. Mr. Tomasello received a B.S. in mechanical engineering from the University of Pittsburgh.

    DAVID J. SCHOONMAKER has served as a Director since February 1998. Mr. Schoonmaker has served as President and Chief Executive Officer of RxThermal, Inc., a company that permits, designs, builds, and operates medical waste treatment facilities, since 1989. Mr. Schoonmaker also has been President of BMWNC, Inc. a commercial incinerator of medical waste, since 1995. Mr. Schoonmaker received a B.S. in chemistry from the University of California and an M.B.A. from California State College.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

    The Company's business is managed by or under the direction of the Board of Directors and its committees. The Board establishes corporate policies, approves major business decisions and monitors the performance of the Company's management. The Company's full-time officers and executive employees perform the Company's day-to-day management functions and operating activities. The Board met six times in fiscal 1998 and all Directors attended 75% or more of the meetings.

    The Board of Directors has designated an Audit Committee and a Compensation Committee. The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with the independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee held two meetings in fiscal 1998 and all members of the Committee attended 75% or more of the meetings. The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to officers of the Company and administers the Company's 1992 Stock Option Plan (the "1992 Option Plan"). The Compensation Committee met three times during fiscal 1998, and all members of the Committee attended 75% or more of the meetings. The Board of Directors has not established a Nominating Committee.

DIRECTOR COMPENSATION

    Directors who are officers or employees of the Company, or who are affiliated with Stericycle, receive no additional compensation for their services as members of the Board. During the fiscal year ended September 30, 1998, Mr. Schoonmaker, the Company's only independent Director, was paid $2,000 plus expenses for each Board of Directors meeting he attended. In addition, upon his election to the Board, Mr. Schoonmaker received options to purchase 5,000 shares of the Company's Common Stock at an exercise price equal to the trading price of the Company's Common Stock on the date the options were issued. Such options vest 1/36th per month for 36 months.

EXECUTIVE OFFICERS

    The following is a list of the executive officers of the Company, their ages, positions and offices with the Company, and periods during which they have served in such positions and offices:

NAME                                                             AGE                POSITION              OFFICER SINCE
------------------------------------------------------------     ---     ------------------------------  ---------------
Charles D. Crochet..........................................         40  President and Director                  1994
Curtis W. Crane.............................................         39  Chief Financial Officer,                1995
                                                                         Secretary and Treasurer

    The Company's executive officers serve at the pleasure of the Board and are subject to annual appointment by the Board. There are no arrangements or understandings with respect to the selection of officers and Directors and there are no family relationships between any of such persons.

    Mr. Crochet's business experience is set forth above under "Election of Directors--Nominees."

    Curtis W. Crane has served as Chief Financial Officer of the Company since September 1995. Before joining the Company, Mr. Crane held senior financial positions, including Chief Financial Officer for NDE Environmental Corporation and was Director of Finance and Tax for Lone Star Steel Company. Mr. Crane received a B.B.A. degree in accounting from the University of Texas.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of March 26, 1999, the number of shares of the Company's Common Stock owned by each Director and Director nominee, executive officer named in the Summary Compensation Table below, and all of the Company's Directors and executive officers as a group. Unless otherwise indicated, each holder has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares of Common Stock owned by such holder.

                                                                            AMOUNT AND NATURE OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP       CLASS
--------------------------------------------------------------------------  --------------------  ---------------
Waste Systems, Inc.(1) ...................................................         5,104,448              55.5%
  910 Pierremont, Suite 312
  Shreveport, Louisiana 71106
American Medical Technologies, Inc.(2) ...................................         1,061,755               9.8%
  5847 San Felipe, Suite 900
  Houston, Texas 77057
James Shepherd ...........................................................           490,100               5.3%
  Route 3, Box 264
  Bismarck, Arkansas 71929
Jack W. Schuler...........................................................                --                 *
Charles D. Crochet(3).....................................................           145,987               1.6%
Mark C. Miller............................................................                --                 *
Frank J.M. ten Brink......................................................                --                 *
David Schoonmaker(4)......................................................            10,000                 *
Anthony Tomasello.........................................................                --                 *
Curtis W. Crane...........................................................               800                 *
All directors and executive officers as a group (7 persons)...............           156,787               1.7%

------------------------

*   Under one percent.

(1) Stericycle owns 100% of the capital stock of WSI.

(2) Includes warrants to purchase 260,272 shares of Common Stock.

(3) Includes 6,500 shares held in the name of Mr. Crochet's son; options to purchase 84,000 shares of Common Stock that are currently exercisable stock options and warrants to purchase 15,237 shares of Common Stock.

(4) Includes 1,666 shares issuable upon the exercise of currently exercisable stock options and 3,334 shares of Common Stock issuable upon the exercise of options that have not yet vested.

REQUIRED VOTE

    The six nominees for election as Directors who receive the greatest number of votes will be elected as Directors. WSI, which owns 55.5% of the Company's common stock, intends to vote its shares in favor of the nominees listed above.

    The Board of Directors recommends that the stockholders vote for the election of each of the nominees listed above.

                             EXECUTIVE COMPENSATION

    The following table sets forth information with respect to all forms of compensation awarded to, earned by or paid to Charles D. Crochet for the fiscal years ended September 30, 1996, 1997 and 1998. No other executive officer received bonus and salary that exceeded $100,000 in 1996, 1997 or 1998.

SUMMARY COMPENSATION TABLE

                                                                                   ANNUAL COMPENSATION
                                                                                                          SECURITIES
                                                                                  ---------------------   UNDERLYING
NAME AND PRINCIPAL POSITION                                                         YEAR       SALARY      OPTIONS
--------------------------------------------------------------------------------  ---------  ----------  ------------
Charles D. Crochet, President...................................................       1998  $  160,000    180,000(1)
                                                                                                            84,000(2)
                                                                                       1997  $  145,000         --
                                                                                       1996  $  130,000         --

------------------------

(1) In July 1998, Mr. Crochet received an option to purchase 180,000 shares of Common Stock at $1.50 per share that vest in annual increments of 60,000 shares on July 31 of each year for three years commencing July 31, 1999. All of such options expire July 31, 2008.

(2) Under the terms of Mr. Crochet's current employment agreement, which became effective June 1, 1998, certain options that Mr. Crochet held for a total of 122,500 shares of Common Stock were converted into new options for 84,000 shares of Common Stock and repriced. At the time of such repricing, 32,500 options had an exercise price of $3.00 per share and 90,000 options had an exercise price of $2.00 per share. The 84,000 new options have an exercise price of $1.50 per share and expire August 31, 2005. See "--Ten-Year Option Repricings."

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides certain information regarding stock options granted to the Company's Chief Executive Officer during the fiscal year ended September 30, 1998, including the potential realizable value over the term of the options (i.e., the period from the date of grant to the date of expiration) based upon assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future appreciation of the price of its Common Stock. The Company did not grant stock options to any other named executive officer during the fiscal year ended September 30, 1998.

                                                                                                    POTENTIAL REALIZABLE VALUE AT
                                             % OF TOTAL                   MARKET                    ASSUMED ANNUAL RATES OF STOCK
                              NUMBER OF       OPTIONS                    PRICE OF                        PRICE APPRECIATION
                              SECURITIES     GRANTED TO     EXERCISE     STOCK AT                        FOR OPTION TERM(2)
                              UNDERLYING    EMPLOYEES IN    PRICE PER     TIME OF    EXPIRATION   ---------------------------------
NAME                           OPTIONS      FISCAL YEAR       SHARE      REPRICING      DATE          5%         10%         0%
---------------------------  ------------  --------------  -----------  -----------  -----------  ----------  ----------  ---------
Charles D. Crochet.........    180,000(3)        68.2%(1)   $    1.50    $    1.94      7/31/08   $  298,812  $  635,720  $  79,200
                                84,000(4)        31.8%(1)   $    1.50    $    1.94      8/31/05   $  139,445  $  296,669  $  36,960

------------------------

(1) The percentage shown in the table reflects options for a total of 264,000 shares granted to employees during the fiscal year ended September 30, 1998. All of these options were granted under the Company's 1992 Option Plan.

(2) The potential realizable value was calculated on the basis of the term of each option on its grant date, assuming that the fair market value of the underlying stock on the grant date appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(3) The options vest in three annual installments of 60,000 shares each on July 31, 1999, 2000 and 2001.

(4) Under the terms of Mr. Crochet's current employment agreement, which became effective June 1, 1998, certain options that Mr. Crochet held for a total of 122,500 shares of Common Stock were converted into new options for 84,000 shares of Common Stock and repriced. At the time of such repricing, 32,500 options had an exercise price of $3.00 per share and 90,000 options had an exercise price of $2.00 per share.

OPTION EXERCISES AND YEAR-END VALUES

    The following table sets forth information regarding unexercised options to purchase shares of Common Stock granted by the Company to the named executives during the fiscal year ended September 30, 1998. No executives exercised any Common Stock options during the fiscal 1998.

                                                              NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                              OPTIONS/SARS AT FISCAL       IN-THE-MONEY OPTIONS
                                                                   YEAR-YEAR(#)           AT FISCAL YEAR-YEAR(1)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Charles D. Crochet........................................      84,000        180,000           --            --

------------------------

(1) The exercise price per share exceeded the closing price of a share of Common Stock on September 30, 1998, and accordingly, none of Mr. Crochet's stock options were in-the-money at fiscal year end.

BOARD OF DIRECTORS REPORT ON REPRICING OF OPTIONS

    In June 1998, the Compensation Committee recommended, and the Board of Directors authorized, the exchange and repricing of certain outstanding stock options held by Mr. Crochet on the terms described below. The Board of Directors noted that the overall purpose of granting stock options is to attract and retain the services of the Company's employees and to provide incentives to such persons to exert maximum efforts for the Company's success. The Board concluded that the decline in the market value of the Company's Common Stock had frustrated these purposes and diminished the value of the Company's stock option program as an element of the Company's compensation arrangements. Accordingly, the Board of Directors adopted a repricing program with the elements described below.

                                          David J. Schoonmaker

                                          Anthony J. Tomasello

TEN-YEAR OPTION REPRICINGS

    The following table sets forth certain information with respect to stock options canceled and new options granted at a new exercise price during the last ten years to executive officers of the Company.

                                                                 MARKET PRICE      EXERCISE                       LENGTH OF
                                                    NUMBER OF     OF STOCK AT    PRICE AT TIME                 ORIGINAL OPTION
                                                     OPTIONS        TIME OF      OF REPRICING                   TERM REMAINING
                                                   REPRICED OR   REPRICING OR         OR        NEW EXERCISE     AT REPRICING
NAME                                     DATE      AMENDED (#)     AMENDMENT       AMENDMENT        PRICE        OF AMENDMENT
-----------------------------------  ------------  -----------  ---------------  -------------  -------------  ----------------
Charles D. Crochet.................     6/1/98(1)      90,000      $    1.94       $    2.00      $    1.50          86 months
                                        6/1/88(1)      32,500      $    1.94       $    3.00      $    1.50          86 months
                                       8/31/95         57,500      $    1.25       $    3.00      $    2.00          23 months

------------------------

(1) Under the terms of Mr. Crochet's current employment agreement, which became effective June 1, 1998, certain options that Mr. Crochet held for a total of 122,500 shares of Common Stock were converted into new options for 84,000 shares of Common Stock and repriced. At the time of such repricing, 32,500 options had an exercise price of $3.00 per share and 90,000 options had an exercise price of $2.00 per share. The 84,000 new options have an exercise price of $1.50 per share and expire August 31, 2005.

EMPLOYMENT AGREEMENTS

    Mr. Charles D. Crochet serves as President of the Company pursuant to an employment agreement that commenced on June 1, 1998 and expires May 31, 2001. The agreement extends for successive additional one year periods unless 90 days before the expiration of the contract or any extension thereof the Company gives notice to Mr. Crochet or Mr. Crochet gives notice to the Company that the agreement will terminate. Under the agreement, Mr. Crochet receives a salary of $160,000 per year, as adjusted to reflect any increases in the Consumer Price Index for Urban Wage Earners and Clerical Workers. Mr. Crochet is entitled to an incentive bonus in an amount determined by the Board based on an incentive formula relating to the Company's earnings before interest, taxes and appreciation, and net operating profit.

    Other than as set forth above, there are no compensatory plans or arrangement with respect to any individual named in the Summary Compensation Table above or otherwise that would result from the resignation, retirement or other termination of such individual's employment with the Company or a change in control.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for establishing the Company's compensation philosophy and policies, setting the terms of and administering its option plans, reviewing and approving employment contracts and salary recommendations for executive officers and setting the compensation for the Chief Executive Officer. The Company's overall compensation philosophy is to align the financial interests of management with those of the Company's stockholders, taking into account the Company's expectations for growth and profitability, the necessity to attract and retain the best possible executive talent and to reward its executives commensurate with their ability to enhance stockholder value. Accordingly, employment agreements with the executive officers approved by the Compensation Committee provide for compensation consisting of base salary, stock options and other stock-based awards. The employment agreements with the Company's executive officers also allow for significant bonuses based upon achieving certain earnings goals and the attainment of individual qualitative goals relating to the employee's position and responsibilities. The Compensation Committee believes that providing executives with opportunities to acquire significant stakes in the Company's growth and prosperity through grants of stock options and other incentive awards will enable the Company to attract and retain executives with the outstanding managerial abilities essential to the Company's success, motivate these executives to perform to their full potential and enhance stockholder value.

    Fiscal year 1998 compensation for Mr. Crochet as Chief Executive Officer consisted of a base salary of $160,000 and provides for incentive bonuses based on the Company's financial performance. In addition, as a further incentive, certain of Mr. Crochet's stock options were canceled and replaced with options with a lower exercise price. Mr. Crochet's base salary, bonus and stock options were set under the terms of his employment agreement. Mr. Crochet's fiscal 1998 compensation was determined after consideration and analysis of, among other things, the Company's performance history and the relationship of the Company's performance to internal projections and targets; average cash and other compensation and equity positions of chief executive officers of selected companies deemed by the Compensation Committee to be comparable; and Mr. Crochet's central role in the Company's operating results.

    The Compensation Committee believes that its current policies have been and will continue to be successful in aligning the financial interests of executive officers with those of the Company's stockholders and the Company's performance. Nevertheless, the Compensation Committee intends to continue to review whether and how to modify its policies to further link executive compensation with both individual and Company performance.

                                          David J. Schoonmaker

                                          Anthony J. Tomasello

COMMON STOCK PERFORMANCE GRAPH

    The following performance graph compares the performance of the Common Stock to the S&P 500 Stock Index and to a Peer Group of other public companies. The information was provided by the Center for Research in Security Prices (CRSP) of The University of Chicago Graduate School of Business. The Peer Group Index is comprised of New York Stock Exchange, American Stock Exchange and Nasdaq-listed companies having the standard industry classification codes 4950-4959. The graph assumes that the value of the investment in the Common Stock and each Index was 100 at September 30, 1993, and that all dividends were reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                      3CI COMPLETE COMPLIANCE CORPORATION
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                           09/30/1993   09/30/1994   09/30/1995   09/30/1996   09/30/1997
3CI Complete Compliance Corporation                              100.0         88.9         17.8         46.7         28.9
S&P 500 Stocks                                                   100.0        103.7        134.7        162.3        228.3
NYSE/AMEX/NASDAQ Stocks (SIC 4950-4959 US Companies)             100.0        103.0        109.6        132.2        161.2
Sanitary Services

                                                           09/30/1998
3CI Complete Compliance Corporation                               46.7
S&P 500 Stocks                                                   249.6
NYSE/AMEX/NASDAQ Stocks (SIC 4950-4959 US Companies)             127.8
Sanitary Services

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year 1998, Dr. Werner Kook, David J. Schoonmaker and Valerie Banner served on the Compensation Committee of the Board of Directors and participated in the deliberations concerning executive officer compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the fiscal year ended September 30, 1998, WSI made a cash advance to the Company of $500,000. The advance was used for the payment of settlement costs and expenses incurred in certain minority shareholder litigation.

    In June 1995, the Company executed a $6,000,000 revolving promissory note with WSI (the "1995 Note"). The 1995 Note was renegotiated in September 1995 to increase the total borrowings available thereunder to $8,000,000 including interest, with the principal not to exceed $7,400,000. The 1995 Note was due and payable in full on September 30, 1998, at which time the Company had outstanding borrowings of $5,004,403.

    During fiscal year 1996, the Company received cash advances from WSI in excess of amounts available under the 1995 Note. As a result, in December 1996, the Company and WSI entered into a $2.7 million Revolving Credit Facility (the "1996 Credit Facility") with a maturity date of February 28, 1997. The maturity date was subsequently extended to June 30, 1997.

    In June 1997, WSI converted $7,000,000 of debt into 1,000,000 shares of the Company's Series A preferred stock and canceled the 1996 Credit Facility and reduced the outstanding indebtedness of the 1995 Note by $4,300,000. During February 1998, the Company and WSI converted an additional $750,000 of debt under the 1995 Note into Series C preferred stock. In March 1998, the Company exchanged 1,000,000 shares of Series A preferred stock for 7,000,000 shares of Series B preferred stock.

    On October 1, 1998, WSI and the Company executed the Restated 1995 Note. The principal amount of the Restated 1995 Note is approximately $5,488,000, which includes the then outstanding balance under the 1995 Note and certain accounts to WSI as of September 30, 1998. The Restated 1995 Note bears interest at the prime plus 2.0%. Interest is payable in quarterly installments on the last business day of each month, with the first installment being payable on the last business day of January 1999. Accrued and unpaid interest outstanding on December 31, 1998 was capitalized and added to the principal amount of the Restated 1995 Note effective as January 1, 1999. The outstanding principal of the Restated 1995 Note and accrued but unpaid interest is due and payable on September 30, 1999 (the "Initial Maturity Date"). The Company may, at any time on or before the Initial Maturity Date, extend the maturity to a date not later than March 31, 2000 (the "Subsequent Maturity Date") upon payment to WSI a commitment fee equal to 1.0% of the outstanding principal amount on the 1995 Restated Note. The Company may at any time on or before the Subsequent Maturity Date extend the maturity to a date not later than September 30, 2000 upon payment to WSI of a commitment fee equal to 1.5% of the outstanding principal amount of the 1995 Restated Note.

    On December 18, 1998, WSI and the Company entered into a Loan Agreement and Note Amendment (the "New Loan") under which WSI agreed to lend $750,000 to the Company. Borrowings under the New Loan bear interest at the lesser of (i) Prime Rate plus 3.0% or (ii) the Maximum Rate. In either case, accrued and unpaid interest outstanding on June 30, 1999 shall be capitalized and added to the principal amount of the New Loan effective as of July 1, 1999. Interest accruing after June 30, 1999 shall be due and payable in monthly installments on the last day of each month, with the first such installment being due and payable on the last day of July 1999. The outstanding principal balance of the New Loan is due and payable on September 30, 1999. The maturity date of the New Loan may not be extended. Included in the New Loan is a Sale Event fee not to exceed $50,000, whereby a fee shall be due to WSI based on the occurrence of a Sale Event.

    During 1998, the Company shared certain facilities, personnel and administrative services with WSI. The related costs allocated to the Company were based on management's estimates of time expended by personnel on or benefit received by periods.

    During 1998, the Company made purchases of business forms from a company owned by the father of Curtis W. Crane, the Chief Financial Officer of the Company. Payments to the business Company during fiscal year ended September 30, 1998 totaled $72,000.

INDEPENDENT PUBLIC ACCOUNTANTS

    The Board has appointed the certified public accounting firm of Heard, McElroy & Vestal, LLP to examine the Company's financial statements for the fiscal year ending September 30, 1998. Heard, McElroy & Vestal, LLP has served as the Company's independent auditors since October 14, 1996.

    Before engaging Heard, McElroy & Vestal, LLP, the Company had not consulted with Heard, McElroy & Vestal, LLP in any matter regarding either the application of accounting principles to a completed transaction or the type of audit that might be reached on the Company's financial statements.

    The Company anticipates that representatives of Heard, McElroy & Vestal, LLP will participate in the annual meeting of stockholders, may make a statement if they desire to do so, and will be available to respond to appropriate questions concerning the Company's financial statements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, directors, certain officers, and beneficial owners of 10% or more of any class of the Company's stock ("Reporting Persons") are required from time to time to file with the Securities and Exchange Commission and the Nasdaq Small-Cap Market reports of ownership and changes of ownership. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons by it with respect to the fiscal year ended September 30, 1998, the Company believes that all filing requirements applicable to the Company's officers, directors and greater than 10% stockholders have been met.

OTHER MATTERS

    The Board of Directors does not know of any other matters that may come before the meeting; however, if any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their best judgment on such matters.

    The Company expects to hold its 2000 annual meeting on or about March 21, 2000. A stockholder who intends to present a proposal at the 2000 annual meeting of stockholders for inclusion in the Company's 2000 proxy statement relating to that meeting must submit such proposal by December 1, 1999. For the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the President.

    The Company's annual report on Form 10-K for the fiscal year ended September 30, 1998, has already been furnished to stockholders of record on March 26, 1999, or is being furnished with this Proxy Statement and has been filed with the Securities and Exchange Commission in Washington, D.C.

                                          By Order of the Board of Directors

                                                   [LOGO]

                                          Jack W. Schuler
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

Dated: March 30, 1999

PROXY

                      3CI COMPLETE COMPLIANCE CORPORATION
             PROXY--ANNUAL MEETING OF STOCKHOLDERS--APRIL 27, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE.

    The undersigned stockholder of 3CI Complete Compliance Corporation (the "Company") hereby appoints Charles D. Crochet, Mark Miller, Frank J.M. ten Brink, or any of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 27, 1999, at 1:00 PM, eastern standard time, at the Atlanta Airport Marriott Hotel, 4711 Best Road, College Park, Georgia, Tennessee Room and at any adjournment thereof, the number of votes that the undersigned would be entitled to cast if personally present:

1.         Election of Directors         FOR all nominees listed below    WITHHOLD AUTHORITY
                                         (except as marked below) / /     to vote for all nominees listed
                                                                          below / /

        Nominees: Jack W. Schuler, Mark C. Miller, Frank J.M. ten Brink, Anthony J. Tomasello, Charles D. Crochet and David J. Schoonmaker

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A
              LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.

2. To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof, all as more particularly described in the Proxy Statement dated March 30, 1999, relating to such meeting, receipt of which is hereby acknowledged.

                          (CONTINUED ON REVERSE SIDE)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ELECTION OF DIRECTORS.
                                              __________________________________
                                              __________________________________
                                                 Signature of Stockholder(s)

                                              Please sign name(s) exactly as it
                                              appears hereon. Joint owners must
                                              each sign. In signing as attorney,
                                              executor, administrator, trustee,
                                              or guardian, please give your full
                                              title as it appears hereon.
                                              Dated  _____________________,1999.